Exhibit 10.1

GUARDANT HEALTH, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 9th day of May, 2017, by and among Guardant Health, Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”.
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.00001 per share, (the “Series A Preferred Stock”), the Company’s Series B Preferred Stock, par value $0.00001 per share, (the “Series B Preferred Stock”), the Company’s Series C Preferred Stock, par value $0.00001 per share, (the “Series C Preferred Stock”) and the Company’s Series D Preferred Stock, par value $0.00001 per share (the “Series D Preferred Stock”) and possess certain registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement, dated as of December 21, 2015, by and among the Company and the Existing Investors (the “Prior Agreement”);
WHEREAS, the Existing Investors that are signatories hereto are holders of a majority of the Registrable Securities (as defined in the Prior Agreement) of the Company and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;
WHEREAS, the Company and certain of the Investors are parties to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which the Investors listed on Schedule A thereto are purchasing shares of the Company’s Series E Preferred Stock, par value $0.00001 per share, (the “Series E Preferred Stock,” together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”); and
WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Existing Investors and the Company hereby agree that this Agreement shall govern, among other things, the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Registration Rights. The Company covenants and agrees as follows:
1.1    Definitions. For purposes of this Agreement:
(a)    “Act” means the Securities Act of 1933, as amended.
(b)    “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.
(c)    “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(d)    “Founders” means Helmy Eltoukhy and AmirAli Talasaz.
(e)    “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.
(f)    “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.
(g)    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.
(h)    “Lender” means Square 1 Bank.
(i)    “Lender Warrants” means those certain warrants to purchase up to (i) 5,386 shares of Series A Preferred Stock (as equitably adjusted for stock splits, combinations, dividends, recapitalizations and the like) issued to Lender dated September 12, 2013 and (ii) 4,965 shares of Series B Preferred Stock (as equitably adjusted for stock splits, combinations, dividends, recapitalizations and the like) issued to Lender dated November 26, 2014.
(j)    “Lender Warrant Shares” means shares of the Company’s Common Stock issued or issuable upon conversion of shares of the Series A Preferred Stock and Series B Preferred issuable upon exercise of the Lender Warrants.
(k)    “Liquidation Event” shall have the same meaning as set forth in the Restated Certificate.
(l)    “1934 Act” means the Securities Exchange Act of 1934, as amended.
(m)    “Qualified Public Offering” shall have the same meaning as set forth in the Restated Certificate.
(n)    “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(o)    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, including the Lender Warrant Shares; (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned; and (iii) for purposes of Section

2.5 only, the Common Stock issued or issuable upon conversion or exercise of any convertible security then outstanding. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(p)    “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
(q)    “Rule 144” means Rule 144 under the Act.
(r)    “Rule 144(b)(1)(i)” means subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one (1) year.
(s)    “Rule 405” means Rule 405 under the Act.
(t)    “SEC” means the Securities and Exchange Commission.
(u)    “Sequoia” means Sequoia Capital USV XIV Holdco, Ltd. or its Affiliates (collectively, “Sequoia”).
(v)    “Preferred Directors” shall have the same meaning as set forth in the Restated Certificate.
1.2    Request for Registration.
(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five (5) years after the date of the Purchase Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of a majority of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7,500,000), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;
(ii)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;
(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;
(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or
(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
1.3    Company Registration.
(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
(c)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
1.4    Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty-five percent (25%) of Registrable Securities (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(i)    if Form S-3 is not available for such offering by the Holders;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;
(iii)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);
(iv)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;
(v)    if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;
(vi)    during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 1.3 above, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.
(c)    If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)    furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)    use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(h)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and
(i)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:
(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;
(ii)    materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
1.6    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling

Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
1.7    Expenses of Registration. All reasonable expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.
1.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.9    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
1.10    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
1.11    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least 1,250,000 shares of Preferred Stock and/or Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
1.12    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
1.13    “Market Stand-Off” Agreement.
(a)    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (or such longer period, not to exceed 34 days after the expiration of the 180-day period,) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
(b)    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)- day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
(c)    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”
1.14    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after three (3) years following the consummation of the Initial Offering or (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144.
2.    Covenants of the Company.
2.1    Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that, together with its Affiliates, holds at least 1,250,000 shares of Preferred Stock and/or Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”):
(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors (including at least one of the Preferred Directors) and prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and
(d)    such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
2.2    Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
2.3    Confidentiality of Records. Each Major Investor agrees, severally and not jointly, to use the same degree of care as such Major Investor uses to protect its own confidential information to keep confidential any information furnished to such Major Investor pursuant to Section 2.1 and 2.2 hereof that the Company identifies in writing as being confidential or proprietary (so long as such information is not in the public domain), except that such Major Investor may disclose such proprietary or confidential information (i) to its legal counsel, accountants or representatives or, if such Major Investor is a limited partnership or limited liability company, its former partners or members who retained an economic interest in such Major Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Major Investor (or any employee or representative of any of the foregoing), so long as such foregoing persons are advised of and agrees or has agreed to be bound by or is otherwise subject to the confidentiality provisions of this Section 2.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Major Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Major Investor or its agents independently of and without reference to any confidential information communicated by the Company; (v) as required by applicable law; or (vi) that was in its possession or known by it without restriction prior to receipt from the Company.
2.4    Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public; (b)

when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a Liquidation Event (as defined in the Restated Certificate) in which the consideration received by the Investors is in the form of cash and/or marketable securities.
2.5    Right of First Offer. Subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.5, the term “Major Investor” includes any (i) general partners and affiliates of a Major Investor and (ii) the Founders. A Major Investor (excluding the Founders) shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.
Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
(a)    The Company shall deliver a notice in accordance with Section 4.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
(b)    By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.
(c)    If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(d)    The right of first offer in this Section 2.5 shall not be applicable to (i) issuances of Carve Out Stock (as defined in the Restated Certificate) or (ii) the issuance and sale of Series E Preferred Stock pursuant to the Purchase Agreement. In addition to the foregoing, the right of first offer in this Section 2.5 shall not be applicable with respect to any Major Investor in any subsequent offering of

Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
(e)    The rights provided in this Section 2.5 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital or other investment fund may assign or transfer such rights to its Affiliates.
(f)    The covenants set forth in this Section 2.5 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering or (ii) a Liquidation Event in which the consideration received by the Investors is in the form of cash and/or marketable securities.
2.6    Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Company’s Board of Directors.
2.7    Employee Agreements. Unless otherwise approved by the Board of Directors of the Company (including at least one of the Preferred Directors), all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)- day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Company’s initial public offering. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.
2.8    Foreign Corrupt Practices Act. The Company represents that it shall not and shall not permit, to the extent reasonable, any of its subsidiaries or Affiliates that the Company controls (“Relevant Affiliates”) or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any third party, including any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (“FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act to the extent applicable, or any other applicable anti-bribery or anti-corruption law (collectively, “Applicable Anti-Corruption Laws”). The Company further represents that it shall, and shall reasonably cause each of its subsidiaries and Relevant Affiliates to, (i) cease all of its or their respective activities that are in violation of Applicable Anti-Corruption Laws (“Relevant Violations”), and (ii) remediate Relevant Violations by the Company, its subsidiaries or Relevant Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents. The Company further represents that it shall, and shall reasonably cause each of its subsidiaries and Relevant Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to the extent required by Applicable Anti-Corruption Laws.
2.9    Covered Persons; Duties.
(a)    The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person shall:
(i)    have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and
(ii)    in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject.
(b)    Notwithstanding anything in this Section 2.9 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.
(c)    For the purposes of this Section 2.9, “Covered Persons” shall have the meaning set forth in the Restated Certificate.
2.10    Green Dot Corporation Restriction. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia, for as long as Sequoia owns shares of the Company’s capital stock or a representative of Sequoia is a member of the Board.
2.11    Publicity. The Company shall, and shall cause any subsidiaries of the Company and their respective representatives to, (i) refer to Sequoia in every manner and format (including reference on or links to websites, press releases, etc.) exclusively as “business partner” or “senior business partner” and not as an “investor” and (ii) abstain from referring to any other investor of the Company in any manner or format (including reference on or links to websites, press releases, etc.) using the term “business partner” or “senior business partner,” in each case without the prior written approval of Sequoia.
2.12    Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors (including at least one of the Preferred Directors), and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors (including at least one of the Preferred Directors) determines that such insurance should be discontinued.
2.13    Board Matters. The Board of Directors shall meet at least in accordance with a schedule determined by the Board of Directors (including the Preferred Directors). The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Each of the Preferred Directors shall be entitled to be a member of any Board committee.

2.14    Termination of Certain Covenants. The covenants set forth in this Section 2, other than Sections 2.8 and 2.9, shall terminate and be of no further force or effect upon the consummation of (a) a Qualified Public Offering or (b) a Liquidation Event in which the consideration received by the Investors is in the form of cash and/or marketable securities.
2.15    Redemption Rights. In the event the Company grants any redemption rights to holders of the Company’s Preferred Stock (or any series thereof) after the date hereof, (whether by amendment to the Company’s Amended and Restated Certificate of Incorporation or otherwise), then the Company shall grant the same redemption rights to all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, on the same terms and conditions.
2.16    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.
2.17    Restrictions on Transfer.
(a)    No Investor shall sell, pledge or otherwise transfer any shares of Preferred Stock, and the Company shall not record in the Company’s books or recognize any such sale, pledge, or transfer, to any Competitor of the Company without the prior written consent of the Board of Directors of the Company, except for any such sale, pledge or other transfer to an Affiliate of such Investor.
(b)    The foregoing restriction shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering or (ii) a Liquidation Event in which the consideration received by the Investors is in the form of cash and/or marketable securities.
(c)    Each Investor agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares of Preferred Stock:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN A CERTAIN INVESTORS’ RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
(d)    For the purposes of this Section 2.17, “Competitor” shall mean any person or entity engaged, directly or indirectly, or who proposes to engage, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of offering cancer diagnostics products or services, as determined in good faith by the Board of Directors of the Company, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.
3.    Covenants of the Investors.
3.1    Commerce Department Compliance. The Company may be required to file reports with the Bureau of Economic Analysis (the “BEA”) of the US Commerce Department when a US affiliate of a foreign Investor if such foreign Investor, together with its affiliates, directly or indirectly controls ten percent (10%) or more of the voting securities of the Company. Such foreign Investor that is a foreign individual or entity or a US subsidiary or affiliate of a foreign parent covenants to provide information necessary for the Company to comply with BEA filings required under the International Investment and Trade in Services Act.
4.    Miscellaneous.
4.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
4.2    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of law principles thereof.
4.3    Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the US federal ESIGN Act of 2000 (e.g., www.docusign.com) and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
4.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
4.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5). If notice is given to the Investors, a copy (which shall not constitute notice) shall also be given to DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, Attention: Louis Lehot.
4.6    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
4.7    Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. This Agreement and any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3, Section 2.4, and Section 2.5) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least a majority of the Registrable Securities, provided that, no such amendment or waiver shall apply differently and adversely to any series of Preferred Stock when compared to any other class or series of Preferred Stock without the written consent of the Investors holding at least a majority of such differently and adversely impacted series (or if such differently or adversely effected series of Preferred Stock is the Series C Preferred Stock, without the written consent of the Investors holding at least 60% of the Series C Preferred Stock). The provisions of Section 2.1, Section 2.2, Section 2.3, Section 2.4 and Section 2.5 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities that are held by all of the Major Investors. Notwithstanding the foregoing, with respect to Section 2.5, (i) no amendment or waiver that would have a disproportionately adverse effect on the Founders when compared with the other Major Investors, will be effective against the Founders without the prior written consent of the Founders and (ii) such Section may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the holders of at least a majority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock then outstanding, voting together as a single class on an as-if-converted to Common Stock basis; provided, however, that notwithstanding any waiver of any of the provisions of Section 2.5 with respect to a particular offering of Shares, in the event any Major Investor actually purchases any such Shares in such offering, then each other Major Investor shall be permitted to participate in such offering on a pro rata basis (based on the pro rata level of participation of the Major Investor purchasing the largest portion of such Major Investor’s pro rata share), in accordance with the other provisions (including notice and election periods) set forth in Section 2.5. Notwithstanding the foregoing, if any amendment or waiver by its terms materially and adversely affects any Major Investor in a different and disproportionate manner relative to the other Major Investors of the same class or series of capital stock, such amendment or waiver must be approved in writing by such adversely affected Major Investor, in order to be effective against such Major Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.
4.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
4.9    Aggregation of Stock. With respect to any Investor, all shares of Registrable Securities held or acquired by Affiliates of such Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
4.10    Additional Investors.    Notwithstanding Section 4.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series E Preferred Stock pursuant to the Purchase Agreement.
4.11    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the Existing Investors in accordance with Section 4.7 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

GUARDANT HEALTH, INC.

By:	/s/ Helmy Eltoukhy
Name:	Helmy Eltoukhy
Title:	Chief Executive Officer

Address:	505 Penobscot Drive
Redwood City, CA 94063

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

SOFTBANK GROUP CAPITAL LIMITED

By:	/s/ Jonathan Bullock
Name:	Jonathan Bullock
Title:	Director

Address:	1 Circle Star Way
San Carlos, CA 94070
legal@softbank.com
Attention: Brian Wheeler, Esq.

with a copy (which copy shall not constitute notice) to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Louis.Lehot@dlapiper.com
Attention: Louis Lehot, Esq.

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

ORBIMED ROYALTY OPPORTUNITIES II, LP

By:	OrbiMed Advisors LLC,
its investment manager

By:	/s/ Samuel D. Islay
Name:	Samuel D. Islay
Title:	Managing Member

Address:	601 Lexington Avenue
54th Floor
New York, NY 10022
Attention: Brian Wheeler, Esq.

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

KHOSLA VENTURES IV, LP

By:	Khosla Ventures Associates IV, LLC,
a Delaware limited liability company
and general partner of Khosla Ventures IV, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel

Address:	2128 Sand Hill Road
Menlo Park, CA 94025

INVESTORS:

KHOSLA VENTURES IV (CF), LP

By:	Khosla Ventures Associates IV, LLC,
a Delaware limited liability company
and general partner of Khosla Ventures IV (CF), LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel

Address:	2128 Sand Hill Road
Menlo Park, CA 94025

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL USV XIV HOLDCO, LTD.

By:

SEQUOIA CAPITAL U.S. VENTURE FUND XIV, L.P.,
SEQUOIA CAPITAL U.S. VENTURE PARTNERS FUND XIV, L.P.,
SEQUOIA CAPITAL U.S. VENTURE PARTNERS FUND XIV (Q), L.P., all Cayman Islands exempted limited partnerships, its Members

By:

SC U.S. VENTURE XIV MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, General Partner of Each

By:

SC US (TTGP), LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Douglas Leone
Name:	Douglas Leone
Title:	Director

Address:	2800 Sand Hill Road, Suite 101
Menlo Park, CA 94025

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

FORMATION8 PARTNERS FUND II, L.P.

By:	Formation8 GP II, LLC, its General Partner

By:	/s/ Joe Lonsdale
Title:	Duly authorized signatory

Address:	501 Second Stret, Suite 300
San Francisco, CA 94107

FORMATION8 PARTNERS ENTREPRENEURS FUND II, L.P.

By:	Formation8 GP II, LLC, its General Partner

By:	/s/ Joe Lonsdale
Title:	Duly authorized signatory

Address:	501 Second Stret, Suite 300
San Francisco, CA 94107

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

LIGHTSPEED VENTURE PARTNERS X, L.P.

By:	Lightspeed General Partner X,
L.P., its general partner

By:	Lightspeed Ultimate General Partner
X, Ltd., its general partner

By:	/s/ Chris Schaepe
Name:	Chris Schaepe
Title:	Duly authorized signatory

Address:	2200 Sand Hill Road
Menlo Park, CA 94025

LIGHTSPEED AFFILIATES X, L.P.

By:	Lightspeed General Partner X,
L.P., its general partner

By:	Lightspeed Ultimate General Partner
X, Ltd., its general partner

By:	/s/ Chris Schaepe
Name:	Chris Schaepe
Title:	Duly authorized signatory

Address:	2200 Sand Hill Road
Menlo Park, CA 94025

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

LIGHTSPEED VENTURE PARTNERS SELECT, L.P.

By:	Lightspeed General Partner Select,
L.P., its general partner

By:	Lightspeed Ultimate General Partner
Select, Ltd., its general partner

By:	/s/ Chris Schaepe
Name:	Chris Schaepe
Title:	Duly authorized signatory

Address:	2200 Sand Hill Road
Menlo Park, CA 94025

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

TLS BETA PTE. LTD.

By:	/s/ Fidah Alsagoff
Name:	Fidah Alsagoff
Title:	Authorized Signatory

Address:	60B Orchard Road
#06-18
The Atrium@Orchard
Sinapore 238891

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

T. ROWE PRICE HEALTH SCIENCES FUND, INC. TD MUTUAL FUNDS – TD HEALTH SCIENCES FUND VALIC COMPANY I – HEALTH SCIENCES FUND T. ROWE PRICE HEALTH SCIENCES PORTFOLIO Each fund, severally and not jointly

By:	T. Rowe Price Associates, Inc., Investment Adviser or
Subadviser, as applicable

By:	/s/ John C. Hall
Name:	John C. Hall
Title:	Vice President

Address:	T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President
Phone: 410-345-2090

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

CLI VENTURES LIMITED PARTNERSHIP

By:	/s/ Zhi Li
Name:	Zhi Li
Title:	Managing Partner

Address:	1059 E Meadow Cir
Palo Alto, CA 94303

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

PACIFIC CONTINENTAL INSURANCE COMPANY, INC.

By:	/s/ Richard Merkin
Name:	Richard Merkin
Title:	President

Address:	3115 Ocean Front Walk, Suite 301
Marina Del Ray, CA 90292

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

CMC Master Fund, L.P.

By:	CMC Master Fund Partners, LLC, its General Partner

By:	CM Capital Advisors, LLC, its Manager

By:	/s/ Fernando Sucre
Name:	Fernando Sucre
Title:	Chief Financial Officer

Address:	c/o CM Capital Advisors
525 University Avenue
Suite 200
Palo Alto, CA 94301

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

INVESTORS:

MOUNT MCKINLEY INVESTMENT LIMITED

By:	/s/ David Wallerstein
Name:	David Wallerstein
Title:	Authorized Signatory

Address:	c/o Tencent Holding Limited
Level 29, Three Pacific Place
1 Queen's Road East
Wanchai, Hong Kong

with a copy to:

Tencent Building, Kejizhongyi Avenue,
Hi-tech Park, Nanshan District,
Shenzhen 518057, PRC
Attention: Mergers and Acquisitions Department
Email: PD_Support@tencent.com,
us_investments@tencent.com

All share certificates (if applicable) to:

38/F, Tencent Building, Kejizhongyi Avenue,
Hi-tech Park, Nanshan District,
Shenzhen 518057, PRC
Attention: Lindy Hu/Cizhang

[SIGNATURE PAGE TO GUARDANT HEALTH, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A
SCHEDULE OF INVESTORS

2007 Barkhordar Family Trust
Alex Rabodzey
Ali Moghaddam
Amidi, LLC
AmirAli Talasaz
Arun Kumar
Ash Bhardwaj
Ashu Tyagi
Bernie Kwan
CLI Ventures Limited Partnership
CMC Master Fund, L.P.
Cota Capital Master Fund, L.P. Cypress Peak, LLC
David Lee
Farhad Malek
Farzad Nazem & N. Hashemi Trust dated 07/10/95
Felicis Ventures IV, L.P.
Formation8 Partners Entrepreneurs Fund II, L.P.
Formation8 Partners Fund II, L.P.
GC&H Investments
GC&H Investments, LLC
Global AG Investments, LLC
Griffith Family 2004 Trust
Grossman Family Trust
Helmy A. Eltoukhy Revocable Trust
Hesam Ferdows
HorizonBeach & Co., as nominee for T. Rowe Price Health Sciences Portfolio
Hornblower Capital Holdings, LLC
Jason and Nayeli Morimoto
JHB VENTURES, LLC
Kaboli-Farhad Family 2011 Trust dated January 30, 2011
Kaihan Ashtiani KCPK, LLC
Keller Family Trust 8/23/13
Khosla Ventures IV (CF), LP
Khosla Ventures IV, LP
Kordestani Ventures, LLC
Leerink Holdings LLC

S-A-1

Leerink Swann Co-Investment Fund, LLC
Lightspeed Affiliates X, L.P.
Lightspeed Venture Partners Select, L.P.
Lightspeed Venture Partners X, L.P.
Lobstercrew & Co., as nominee for T. Rowe Price Health Sciences Fund, Inc.
Mac & Co., LLC, as nominee for TD Mutual Funds – TD Health Sciences Fund
Masoud Saatchi
Michael Wiley
Mount McKinley Investment Limited
Musea Ventures LP
Nimble Ventures, LLC OrbiMed Royalty Opportunities II, LP
Osage University Partners I, L.P.
Pacific Continental Insurance Company, Inc.
Pejman and Mar Fund, L.P.
Pejman Capital, LLC
Pejman Mar Opportunities II, LLC
Pejman Mar Opportunities III, a Series of AX-PMO-Funds, LLC
Pejman Mar Opportunities Management, LLC
Pejman Mar Ventures PENSCO Trust Company Custodian, FBO Neal Rosner IRA
Rakesh Mathur
Samantha Cooper
Sandberg-Goldberg Family Trust DTD 9/3/2004
Sandscape, LLC
Sea Lane Ventures, LLC
Sequoia Capital USV XIV Holdco, Ltd.
Signatures Capital, LLC
Sima Yzdanian
SoftBank Group Capital Limited Softbank Group International Limited
Squidrig & Co., as nominee for VALIC Company I – Health Sciences Fund
The Board of Trustees of the Leland Stanford Jr. Univ (SEVFII)
The Faroah Group, LP
The Real Capital, L.P.
TLS Beta Pte. Ltd.
Waine Tam
WS Investment Company, LLC (2012A)

S-A-2